Exhibit 10.3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) by and between VISUALANT, INC., a Nevada corporation (the “Company”), and SUMITOMO PRECISION PRODUCTS CO., LTD., a corporation organized under the laws of Japan (the “Purchaser”) is entered into as of May 31, 2012.

The Company and Purchaser are entering into this agreement to memorialize the terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.	CLOSING AND DELIVERY

1.1         The purchase, sale and issuance of the Shares (defined in Section 2.1 below) shall take place at the offices of Sumitomo Precision Products Co., Ltd., Amagasaki, Japan at 16:45 p.m. local time on May 31, 2012 or such other date as the Company and the Purchaser shall mutually agree or shall take place remotely via the exchange of documents and signatures at such time as the Company and the Purchaser mutually agree upon, orally or in writing (the “Closing”).

1.2         At the Closing, the Purchaser shall execute and deliver counterpart signature pages, and become party to, and be bound by, this Agreement and shall have the rights and obligations hereunder as of the date of the Closing.

1.3         At the Closing, or as promptly thereafter as possible, the Company shall cause to be delivered to Purchaser a certificate, registered in the name of the Purchaser, representing the Shares being purchased by Purchaser at such Closing against payment of the Purchase Price therefor by wire transfer to a bank account designated by the Company.

II.	STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

2.1         Subject to the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell, issue and deliver to the Purchaser, free and clear of all liens and encumbrances (except pursuant to applicable securities laws), the shares of Common Stock (the “Shares”) against payment of the Purchase Price in accordance with the following schedule:

(i)         17,307,693 shares at a purchase price of US$0.13 per share, or an aggregate price of US$2,250,000 (the “Purchase Price”) payable on or before June 30, 2012.

2.2         The purchase, sale and issuance of the Shares (defined in Section 2.1) shall take place at the offices of Sumitomo Precision Products Co., Ltd., Amagasaki, Japan at 16:45 p.m. local time on May 31, 2012 or such other date as the Company and the Purchaser shall mutually agree or shall take place remotely via the exchange of documents and signatures at such time as the Company and the Purchaser mutually agree upon, orally or in writing (the “Closing”).

2.3         The Purchaser recognizes that the purchase of the Shares entails elements of risk in that (i) it may not be able to readily liquidate its investment; (ii) transferability is restricted; and (iii) in the event of a disposition, it could sustain the loss of its entire investment.

2.4         The Purchaser acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes.  All reports, schedules, forms, statements, and other documents required to be filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under each, including pursuant to Section 13(a) or 15(d) thereof, as well as all amendments to such filings and reports and all exhibits and documents incorporated by reference therein or attached thereto, that have been filed as of the date of Closing or documents provided as part of due diligence are collectively referred to as the “Disclosure Reports.”  The Purchaser acknowledges that it or its representative(s) have read the Disclosure Reports available as of Closing.  The Purchaser also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects.

2.5         The Purchaser hereby acknowledges that (i) the sale and issuance of the Shares have not been registered with the SEC by reason of the Company’s intention that the offer and sale of the Shares be a transaction exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) thereof; (ii) the issuance of the Shares has not been qualified under any state securities laws on the grounds that the sale of the Shares contemplated hereby are exempt therefrom; and (iii) the foregoing exemptions are predicated on the Purchaser’s representations set forth herein. The Purchaser represents that the Shares are being purchased for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the Act or applicable state securities laws.  The Purchaser understands that the Shares, upon their transfer, will not be registered under the Act and may be required to be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

2.6         The Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

2.7         The Purchaser represents and warrants that it has not made any agreement with regard to any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission with regard to the sale and issuance of the Shares and to the best of Purchaser’s knowledge no payments will be payable to anyone with regard to the sale and issuance of the Shares.

2.8         Unless the resale of the Shares is subsequently registered with the SEC, the Purchaser acknowledges that the certificate representing the Shares shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO VISUALANT, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.”

2.9         The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser’s obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

III.	REPRESENTATION AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Purchaser as follows:

3.1         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business as described in its filings with the SEC in the Disclosure Reports.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

3.2         Unless the context requires otherwise, all references to the Company include any subsidiaries of the Company. Each subsidiary is a validly existing entity and in good standing under the laws of its state of jurisdiction, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted.

3.3         This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability.

3.4         The execution and delivery by the Company, and the performance by the Company of its obligations under this Agreement will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the Certificate of Incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

3.5         The shares of Common Stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3.6         The Shares have been duly and validly authorized and, when issued and sold and paid for by the Purchaser in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non assessable, and the Purchaser will not be subject to personal liability solely by reason of being such a holder and will not be subject to the preemptive or similar rights of any holders of any security of the Company.  The issuance of the Shares will not result in the right of any holder of securities of the Company to adjust the exercise, conversion or exchange price of such securities or otherwise reset the price paid for its securities.  No authorization, approval or consent of any court, governmental authority or agency is necessary in connection with the issuance by the Company of the Shares.

3.7         Except as disclosed in Exhibit 1, the Company represents and warrants that it has not made any agreement with regard to any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission with regard to the sale and issuance of the Shares and to the best of Company’s knowledge no payments will be payable to anyone with regard to the sale and issuance of the Shares.

3.8         The Company’s filings with the SEC, which are included in the Disclosure Reports, as of their respective filing dates, complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC thereunder and none of such filings contains, as of the date hereof, an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.9         There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company whether or not arising in the ordinary course of business from that set forth in the Disclosure Reports.  Except as set forth in the Disclosure Reports, there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company or any subsidiary made to the Company and other subsidiaries taken as a whole.

3.10       Neither the Company nor any subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the subsidiaries taken as a whole to which the Company or any subsidiary is a party or by which the Company, any subsidiary or any of their properties is bound, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the subsidiaries taken as a whole or as otherwise set forth in the Disclosure Reports.

3.11       There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company’s knowledge, threatened to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands accurately described in all material respects in the Disclosure Reports and proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

3.12       The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.13       The Company and each subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Disclosure Reports, except such as the failure to so own or possess or have the right to use would not have, singly or in the aggregate, a material adverse effect on the Company and the subsidiaries taken as a whole. To the Company’s knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any subsidiary, or as currently proposed to be conducted by the Company or any subsidiary, as described in the Disclosure Reports and which infringement would have a material adverse effect on the Company and the subsidiaries taken as a whole. The Company is not aware of any basis for a finding that the Company or any subsidiary does not have valid title or license rights to the patents and patent applications referenced in the Disclosure Reports as owned or licensed by the Company or any subsidiary, and, to the Company’s knowledge, neither the Company nor any subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the subsidiaries taken as a whole. Neither the Company nor any subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Disclosure Reports and which, if determined adversely to the Company or any subsidiary, would have a material adverse effect on the Company and the subsidiaries taken as a whole and the Company has no knowledge of any facts or circumstances that would serve as a reasonable basis for any such claims.

3.14       Except as disclosed in Exhibit 2, there are no outstanding rights, warrants, options, convertible securities or commitments to sell granted or issued by the Company entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Disclosure Reports and except for warrants and options granted to directors and employees of the Company in the ordinary course of business.

3.15       The financial statements included or incorporated by reference in the Disclosure Reports as the same may have been amended prior to the date of the Disclosure Reports, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

3.16       Each of the Company and each subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company and the subsidiaries. To the Company’s knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the subsidiaries taken as a whole.

3.17       The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company is current in its reporting obligations under the Exchange Act. To the Company’s knowledge, the Company has responded to all comments raised by the SEC with respect to the Company’s reports, registration statements and other filings made with the SEC to the SEC’s satisfaction, and there are no comments which could have an adverse effect on the Company’s consolidated financial condition or results of operations (past or future) or could require a restatement of previously filed financial statements which remain unresolved with the SEC.

3.18       There is and there has been no failure on the part of the Company or, to the Company’s knowledge, any of the officers or directors of the Company in their capacities as such to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company and its officers and directors.

IV.	REGISTRATION RIGHTS

4.1         Purchaser agrees that the Common Stock does not have registration rights and the Shares must be sold in accordance with Rule 144 of the Act.

V.	CONDITIONS TO OBLIGATIONS AT CLOSINGS.

5.1         Conditions to the Purchaser’s Obligations at the Closing  The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(i)          Representations and Warranties.  The representations and warranties of the Company contained in Article III shall be true and correct in all material respects as of the date of the Closing.

(ii)         Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iii)        Current Disclosure Reports.  The Company shall have filed all Disclosure Reports that are required to be filed as of the date of the Closing.

5.2         Conditions to the Company’s Obligations at the Closing.  The obligations of the Company to sell and issue the Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company:

(i)          Representations and Warranties.  The representations and warranties of the Purchaser contained in Article II shall be true and correct in all material respects as of the date of the Closing.

(ii)         Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

VI.	MISCELLANEOUS

6.1         Amendments.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser of the Shares issued pursuant to this Agreement.

6.2         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)         if to Purchaser, at Purchaser’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)         if to the Company, one copy should be sent to 500 Union Street, Suite 420, Seattle, Washington 98101, facsimile:  (206) 652-4466, Attn: Ronald P. Erickson, or at such other address as the Company shall have furnished to the Purchaser, with a copy to James F. Biagi, Jr., Monahan & Biagi PLLC, 701 Fifth Avenue, Suite 2800, Seattle, WA  98104, facsimile:  (206) 587-5710 or electronically at:  jbiagi@monahanbiagi.com.

With respect to any notice given by the Company under any provision of the Washington Business Corporation Act or the Restated Articles or Bylaws, Purchaser agrees that such notice may be given by facsimile or by electronic mail.

Any notice required by the provisions of this Agreement shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a nationally recognized international overnight courier, specifying next day delivery, with verification of receipt.

6.3         This Agreement shall be governed in all respects by the internal laws of the State of Washington, without regard to principles of conflicts of law.

6.4         The Company shall indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its constituent shareholders, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7.

6.5         The Company and the Purchaser shall pay their own respective expenses in connection with the transactions contemplated by this Agreement.

6.6         The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

6.7         This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company.  Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.8         This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

6.9         Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.10       The sale of the securities which are the subject of this Agreement are not registered in any state and are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, under Section 4(6) thereof and analogous state law.  The Purchaser further understands that any transfers to residents of the United States must be made pursuant to registration or an exemption from registration both under federal securities law and any applicable securities laws in the transferee’s state.

6.11       If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

6.12       This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.13       A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.14       With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in King County, state of Washington (or in the event of exclusive federal jurisdiction, the U.S. District Court for the Western District of Washington).

6.15       Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.16       In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.17       EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

6.18       No party hereto shall issue any statement or communication to any third party, including customers (but excluding any legal, accounting or financial advisors of the parties), that references Purchaser’s investment in, or status as a shareholder of, the Company without the prior written consent of Purchaser; provided, however, that the Company may make any such disclosure to the extent required by applicable law or court order.

6.19       The Company agrees to use its reasonable efforts to comply with the terms of this Agreement, to inform the Purchaser of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Purchaser in the exercise of its rights and the performance of its obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

Visualant, Inc.

/s/ Ronald P. Erickson

By: Ronald P. Erickson

Title: Chief Executive Officer

Sumitomo Precision Products Co., Ltd.

/s/ Susumu Kaminaga

By: Susumu Kaminaga

Title: President